Exhibit 10.3
AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
     THIS AMENDMENT TO AN AMENDED AND RESTATED EMPLOYMENT AGREEMENT is made and entered into as of the                      day of April, 2009, by and between Mackinac Financial Corporation, a Michigan corporation which is a registered bank holding company (hereinafter referred to as the “Company”) and                      (hereinafter referred to as “Executive”).
     WHEREAS, the Company and Executive previously entered into an Amended and Restated Employment Agreement dated                      (“Employment Agreement”);
     WHEREAS, subsequent to the date of the Employment, the Company has elected to participate in the Troubled Assets Relief Capital Purchase Program (“TARP”) established by the Emergency Economic Stabilization Act of 2008 (“EESA”) and amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”) in order to strengthen the capital position of the Company;
     WHEREAS, under TARP, preferred shares of the Company will be issued and sold to the U.S. Department of the Treasury (the “Treasury”) along with a warrant (“Warrant”) to purchase common shares of the Company;
     WHEREAS, until such time as the Treasury ceases to own any securities acquired from the Company pursuant to TARP, but excluding any period in which the Treasury holds only the warrant to purchase common shares of the Company (the “TARP Period”), the Company must take all necessary action to insure that its executive compensation and benefit plans with respect to its Senior Executive Officers comply with Section 111(b) of EESA, as amended by ARRA or as otherwise subsequently amended, as implemented by any standards or regulation issued or established under that section and not adopt any benefit plans with respect to, or which cover, the Company’s Senior Executive Officers that do not comply with EESA, as amended by ARRA, and such standards or regulations (the “ARRA Executive Compensation Standards”);
     WHEREAS, on the date hereof, the ARRA Executive Compensation Standards include (among other things): limits on compensation to exclude incentives to take unnecessary and excessive risks during the TARP Period; prohibitions on payment or accrual of bonuses, retention awards and other incentive compensation to the Company’s most highly-compensated employees, other than payments pursuant to written employment agreements entered into on or before February 11, 2009, or grants of restricted stock that do not fully vest during the TARP Period and do not have a value which exceeds one-third of that employee’s total annual compensation; prohibitions on payments for departure from the Company (a “Golden Parachute Payment”), except for payments for services performed or benefits accrued; recovery of bonuses, retention awards and incentive compensation if the payment was based on materially inaccurate statements of earnings, revenues, gains or other criteria; prohibition on compensation plans that encourage manipulation of reported earnings; retroactive review of bonus retention awards and other compensation previously paid if found by the Treasury to be inconsistent with the purposes of TARP or otherwise contrary to public interest; and requiring the establishment of a company-wide policy regarding “excessive or luxury expenditures;” and
     WHEREAS, the Treasury also has authority and corporate governance under ARRA to impose additional appropriate standards for executive compensation;
     WHEREAS, it is in the Company’s best interests to raise additional capital by participating in TARP;
     WHEREAS, the Company and Executive desire to have the Company receive the benefit of a TARP capital infusion and wish to comply with the ARRA Executive Compensation Standards.
     NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:
     1. Notwithstanding anything in the Employment Agreement or any other Company plan or agreement to the contrary, in the event that Executive is determined by the Company to be a “Senior Executive Officer” or other compensated employee subject to the ARRA Executive Compensation Standards, no payment or benefit that is prohibited by the ARRA Executive Compensation Standard shall be made or provided to the Executive during the TARP Period.
     2. In exchange for the Executive’s agreement to amend the Employment Agreement to comply with the ARRA Executive Compensation Standards, the Company hereby waives, solely during the TARP Period, any right of the Company to terminate the Executive except in the event of termination for death, disability or for cause, specifically waiving its right to terminate the Executive without cause.
     3. Except as expressly amended herein, the agreement shall remain in full force and effect according to its terms.

MACKINAC FINANCIAL CORPORATION

BY:	Date:

Name:

Its:

EXECUTIVE

Name:	Date: